Exhibit 99.1

HUTTIG BUILDING PRODUCTS, INC. EXTENDS $120 MILLION CREDIT FACILITY

ST. LOUIS, MO, December 21, 2012 — Huttig Building Products, Inc., a leading domestic distributor of millwork, building materials and wood products, today announced it has entered into an agreement to amend and extend its $120 million senior secured credit facility. The amendment, among other things, extends the facility for five years from the execution date, to December 21, 2017. The amended facility can be increased to $160 million, through an uncommitted $40 million accordion feature, subject to certain conditions. General Electric Capital Corporation (GECC) and Wells Fargo Capital Finance, LLC (Wells Fargo) are co-lenders under the facility.

Philip W. Keipp, Huttig’s Vice President and Chief Financial Officer, said, “While our existing credit agreement did not expire until September 2014 we believe that the current lending market, along with our improved financial performance, provides an opportunity to secure a long-term agreement which works very well for the Company. We are pleased to continue our relationship with GECC and Wells Fargo who have been valued lending partners.”

Pricing for the amended facility is based on LIBOR plus 225 to 275 basis points, depending on levels of average availability. Under the prior facility, executed in September 2010, pricing was at LIBOR plus 225 to 300 basis points. At closing, the initial pricing is LIBOR plus 250 basis points. In addition, among other things, the amended facility provides for certain changes to the borrowing base, permitted acquisition, and cash dominion provisions of the agreement.

“The amended credit facility will provide the Company with additional borrowing capacity and bring increased financial flexibility. We believe the agreement is an endorsement of the Company’s proven ability to manage through a challenging market environment while putting itself in position to take advantage of growth opportunities presented by an improving housing market. Executing the facility allows us to remain focused on meeting market challenges and growing our business while mitigating lending risks which may be brought by any general economic or political uncertainty,” said Mr. Keipp.

Further details concerning the amendment are contained in the Company’s Current Report on Form 8-K which has been filed with the Securities and Exchange Commission.

About Huttig Building Products, Inc.

Huttig Building Products, founded in 1885 and headquartered in St. Louis, MO, is a leading domestic distributor of millwork, building materials and wood products used principally in new residential construction and home improvement, remodeling and repair work. Huttig has relationships with leading manufacturers and distributes its products through 27 wholesale distribution centers serving 41 states. The Company’s wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers, and industrial users, including makers of manufactured homes.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our outlook on the housing industry. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by Huttig Building Products, Inc. to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Huttig Building Products, Inc.’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Huttig Building Products, Inc. undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

For more information about Huttig, please visit www.huttig.com or Don Hake at investor@huttig.com.